Exhibit 23.5



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Zions Bancorporation on Form S-4 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Regency Bancorp for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in Registration Statement number 333-85991 on Form S-4 which is incorporated by reference herein.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Fresno, California
October 5, 1999